As Filed With the Securities and Exchange Commission

on December 23, 2002

Registration No. 333-_______

................................................................................................................................................

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

................................................................................................................................................

PERFORMANCE FOOD GROUP COMPANY

(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	54-0402940 (I.R.S. Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia (Address of Principal Executive Offices)	23238 (Zip Code)

Performance Food Group Employee Stock Purchase Plan

(Full title of the plan)

Roger L. Boeve

12500 West Creek Parkway

Richmond, Virginia 23238

(Name and address of agent for service)

(804) 484-7700

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (1)	500,000 shares	$33.65 (2)	$16,825,000	$1,548

(1) Represents shares reserved for issuance under the Company's Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

Registration of Additional Securities

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Performance Food Group Company, a Tennessee corporation (the "Registrant"), for the Registrant's Employee Stock Purchase Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

The Registration Statements on Form S-8 (Registration Nos. 33-72400, 333-12223, 333-78229 and 333-60528) previously filed by the Registrant with the Securities and Exchange Commission on December 2, 1993, September 18, 1996, May 11, 1999, and May 9, 2001, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits

Exhibit Number	Description
5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 23rd day of December, 2002.

PERFORMANCE FOOD GROUP COMPANY

By: /s/ C. Michael Gray

C. Michael Gray

President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Robert C. Sledd and Roger L. Boeve, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Robert C. Sledd Robert C. Sledd	Chairman of the Board	December 23, 2002

/s/ C. Michael Gray C. Michael Gray	President, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2002

/s/ Roger L. Boeve Roger L. Boeve	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2002

/s/ Charles E. Adair Charles E. Adair	Director	December 23, 2002

Signature	Title	Date

/s/ Fred C. Goad, Jr. Fred C. Goad, Jr.	Director	December 23, 2002

/s/ Timothy M. Graven Timothy M. Graven	Director	December 23, 2002

/s/ H. Allen Ryan H. Allen Ryan	Director	December 23, 2002

/s/ John E. Stokely John E. Stokely	Director	December 23, 2002

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)

KNOXVILLE OFFICE: 1700 RIVERVIEW TOWER KNOXVILLE, TN 37901-1509 (423) 521-6200	B A S S, B E R R Y & S I M S P L C A PROFESSIONAL LIMITED LIABILITY COMPANY ATTORNEYS AT LAW 315 DEADERICK STREET, SUITE 2700 NASHVILLE, TENNESSEE 37238-0002 (615) 742-6200	Exhibit 5 MEMPHIS OFFICE: THE TOWER AT PEABODY PLACE 100 PEABODY PLACE, SUITE 950 MEMPHIS, TN 38103-2625 (901) 543-5900

December 23, 2002

Performance Food Group Company

12500 West Creek Parkway

Richmond, VA 23238

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's Employee Stock Purchase Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 500,000 shares (the "Shares") of common stock, $.01 par value, issuable pursuant to the Plans.

In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bass, Berry & Sims PLC

EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors

Performance Food Group Company:

We consent to incorporation by reference in the registration statement on Form S-8 of Performance Food Group Company of our reports dated March 26, 2002, relating to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of December 29, 2001 and December 30, 2000, the related consolidated statements of earnings, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended December 29, 2001, and the related financial statement schedule, which reports are included in the December 29, 2001 annual report on Form 10-K of Performance Food Group Company, incorporated by reference into the registration statement.

Our report covering the consolidated financial statements contains an explanatory paragraph that states that the consolidated balance sheet as of December 30, 2000 and the related consolidated statements of earnings, shareholders' equity and cash flows for the fiscal year then ended have been restated.

Our report covering the consolidated financial statements also refers to a change in accounting for business combinations and goodwill and other intangibles effective for business combinations consummated after June 30, 2001.

/s/ KPMG LLP

Richmond, Virginia

December 23, 2002